                                                      Registration No. 333-63895



     As filed with the Securities and Exchange Commission on August 29, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                AMERUS GROUP CO.*
             (Exact name of registrant as specified in its charter)

                  IOWA                                     42-1458424
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                   Identification No.)

           699 WALNUT STREET
           DES MOINES, IOWA                               50309-3948
(Address of Principal Executive Offices)                   (Zip Code)




                       AMERUS GROUP CO. MIP DEFERRAL PLAN
                            (Full title of the plan)

                            JOSEPH K. HAGGERTY, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                AMERUS GROUP CO.
                                699 WALNUT STREET
                           DES MOINES, IOWA 50309-3948

                                 (515) 362-3600
          (Telephone number, including area code, of agent for service)



----------------

* AmerUs Life Holdings, Inc. ("AmerUs Life Holdings"), an Iowa Corporation, previously filed a Registration Statement on Form S-8 related to deferred compensation obligations pursuant to the AmerUs Group Co. MIP Deferral Plan (Registration Statement No. 333-63895). Pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), and the principles set forth in the no action letter provided to AmerUs Life Holdings, Inc. and the Company on July 24, 2000, this Post-Effective Amendment No. 1 to Registration Statement No. 333-63895 is being filed by the Registrant for the purpose of adopting Registration Statement No. 333-63895 as its own for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a result of the merger of AmerUs Life Holdings with and into the Registrant (the "Merger"). In connection with the Merger, each share of Class A Common Stock of AmerUs Life Holdings was converted into one share of Common Stock of the Registrant. Accordingly, no additional registration fee is required.

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                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 by AmerUs Group Co., an Iowa corporation (the "Registrant") relates to the Registration Statement on Form S-8 (File No. 333-63895) of AmerUs Life Holdings, relating to its shares of Class A Common Stock previously registered for issuance under the AmerUs Group Co. MIP Deferral Plan. Pursuant to Rule 414 promulgated under the Securities Act and the principles set forth in the no-action letter provided to AmerUs Life Holdings and the Registrant on July 24, 2000 from the Securities and Exchange Commission (the "Commission"), the Registrant hereby adopts Registration Statement No. 333-63895 as its own for all purposes under the Securities Act and the Exchange Act, as a result of the merger described below.

         Pursuant to the Agreement and Plan of Merger, dated December 17, 1999, between AmerUs Life Holdings and the Registrant (f/k/a American Mutual Holding Company), AmerUs Life Holdings merged with and into the Registrant, with the Registrant as the surviving corporation (the "Merger"). The Merger became effective on September 20, 2000. As a result of the Merger, each share of Class A Common Stock of AmerUs Life Holdings issued prior to the Merger was automatically converted into one issued and fully paid and nonassessable share of Common Stock of the Registrant.

         The Merger and related transactions are described in the Registrant's Registration Statement on Form S-4 (File No. 333-36992).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* The information in Part I which is required by Rule 428 under the Securities Act, to be contained in the Section 10 (a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 424 under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Exchange Act, are incorporated by reference herein and shall be deemed to be a part hereof:

         (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

         (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

         (iii) the Registrant's Current Reports on Form 8-K filed on February 23, 2001, March 29, 2001 and May 23, 2001 and a Report on Form 8-K/A filed on July 23, 2001; and

         (iv) the description of the Registrant's Common Stock, no par value (the "Common Stock"), which is contained in the Registrant's Registration on Form S-4 filed under the Securities Act on May 12, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Post-Effective Amendment No. 1 (the "Post-Effective Amendment") to the Registration Statement No. 333-63895 (the "Registration Statement"), but prior to the filing of any subsequent post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement. Each document incorporated by reference into the Registration Statement shall be deemed to be a part of the Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock offered hereby will be passed upon for the Registrant by Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Registrant. Mr. Haggerty beneficially owns 31,087 shares of the Common Stock, and Mr. Haggerty has current exercisable options to purchase 30,000 shares of the Common Stock of the Registrant.



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


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 490.832 of the Iowa Business Corporation Act (the "IBCA") provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision does not eliminate or limit the liability of a director for a breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for a transaction from which the director derives an improper personal benefit, or under Section
490.833 of the IBCA. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors against liabilities and reasonable expenses incurred by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The indemnity provisions under Section
490.851 shall not apply (i) in the case of actions brought by or in the right of the corporation in which the director was adjudged liable to the corporation, or
(ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that impersonal benefit was improperly received by the director. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who successfully defends any action in which the director was a party because the director is or was a director of the corporation. Finally, Section
490.856 of the IBCA provides that, unless otherwise provided in a corporation's articles of incorporation: (i) an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 490.852 of the IBCA and is entitled to apply for court-ordered indemnification under Section
490.854 of the IBCA in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses under Section 490.852 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         The Registrant's Articles of Incorporation provide that no director of the Registrant will be liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the IBCA. This provision will not prevent shareholders from obtaining injunctive or other equitable relief against directors nor will it shield directors from liability under Federal or state securities laws. In addition, the Articles of Incorporation provide that the Registrant will to the maximum extent permitted by law, indemnify a person who incurs any loss by reason of the fact that he or she is or was or has agreed to be a director or officer of the Registrant or while a director or officer of the Registrant is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, subject to such person having met the standards of conduct required for such indemnification under Iowa law.

         As permitted by and in accordance with Section 490.857 of the IBCA, the Registrant maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as set forth in the policies. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such persons as permitted by the Registrant's Articles of Incorporation and Iowa law.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not Applicable.




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

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q filed December 6, 2000).

4.2 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q filed December 6, 2000).

4.3*     Amended and Restated AmerUs Group Co. MIP Deferral Plan.

5.1* Opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Registrant, regarding the legality of the securities being registered hereunder.

23.1* Consent of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

23.2*    Consent of KPMG LLP.

24.1* Power of Attorney (set forth on the signature page of this Registration Statement).

------------------

*  included herein




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


ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      * * *




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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post- Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on this 29th day of August, 2001.



                                         AMERUS GROUP CO.


                                         By /s/ Roger K. Brooks
                                         ----------------------------
                                         Roger K. Brooks
                                         Chairman, President and Chief
                                         Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of AmerUs Group Co. hereby constitutes and appoints Michael G. Fraizer and James A. Smallenberger, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to the Registration Statement on Form S-8, File No. 333-63895 (the "Registration Statement"), under the Securities Act of 1933, as amended, including this Post-Effective Amendment No. 1 and any other post-effective amendments, and other related documents, and to file the same with the Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

---------------------------------------------------------------------------------------------------
SIGNATURE                                CAPACITY                               DATE
---------------------------------------------------------------------------------------------------
/s/ Roger K. Brooks                      Chairman, President and Chief          August 29, 2001
-----------------------------            Executive Officer (Principal
Roger K. Brooks                          Executive Officer) and a Director
-----------------------------
/s/ Michael G. Fraizer                   Executive Vice President and           August 29, 2001
-----------------------------            Chief Financial Officer
Michael G. Fraizer                       (Principal Financial Officer)
-----------------------------
/s/ Brenda J. Cushing                    Vice President and Controller          August 29, 2001
-----------------------------            (Principal Accounting Officer)
Brenda J. Cushing
---------------------------------------------------------------------------------------------------
/s/ John R. Albers                       Director                               August 29, 2001
-----------------------------
John R. Albers
---------------------------------------------------------------------------------------------------


/s/ Joseph A Borgen                      Director                               August 29, 2001
-----------------------------
Joseph A. Borgen
---------------------------------------------------------------------------------------------------
/s/ Malcolm Candlish                     Director                               August 29, 2001
--------------------------
Malcolm Candlish
---------------------------------------------------------------------------------------------------
/s/ Alecia A. DeCoudreaux                Director                               August 29, 2001
--------------------------
Alecia A. DeCoudreaux
---------------------------------------------------------------------------------------------------
/s/ Thomas F. Gaffney                    Director                               August 29, 2001
--------------------------
Thomas F. Gaffney
---------------------------------------------------------------------------------------------------
/s/ Ralph W. Laster, Jr.                 Director                               August 29, 2001
--------------------------
Ralph W. Laster, Jr.
---------------------------------------------------------------------------------------------------
/s/ John W. Norris, Jr.                  Director                               August 29, 2001
--------------------------
John W. Norris, Jr.
---------------------------------------------------------------------------------------------------
/s/ Andrew J. Paine, Jr.                 Director                               August 29, 2001
---------------------------
Andrew J. Paine, Jr.
---------------------------------------------------------------------------------------------------
/s/ Jack C. Pester                        Director                              August 29, 2001
--------------------------
Jack C. Pester
---------------------------------------------------------------------------------------------------
/s/ John A. Wing                         Director                               August 29, 2001
--------------------------
John A. Wing
---------------------------------------------------------------------------------------------------
/s/ F.A. Wittern, Jr.                    Director                               August 29, 2001
--------------------------
F.A. Wittern, Jr.
---------------------------------------------------------------------------------------------------



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
                                  EXHIBIT INDEX



EX. NO.           DESCRIPTION
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4.1       Amended and Restated Articles of Incorporation of the Registrant
          (incorporated herein by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q filed December 6, 2000).

4.2 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q filed December 6, 2000).

4.3*      Amended and Restated AmerUs Group Co. MIP Deferral Plan.

5.1* Opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Registrant, regarding the legality of the securities being registered hereunder.

23.1* Consent of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

23.2*     Consent of KPMG LLP.

24.1* Power of Attorney (set forth on the signature page of this Registration Statement).

-------------------

*  included herein



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